SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of November 4, 2005 (the "Agreement"), between MT ULTIMATE HEALTHCARE CORP., a Nevada corporation ("MTHC"); and ITECHEXPRESS, INC., a Nevada corporation ("iTechexpress"), and THE BENEFICIAL STOCKHOLDERS OF ITTECHEXPRESS, INC. IDENTIFIED IN SCHEDULE A HERETO (the "iTechexpress Shareholders").


                           INTRODUCTION


      MTHC desires to acquire all of the issued and outstanding shares of iTechexpress capital stock (the "iTechexpress Capital Stock") solely in exchange for an aggregate of eight hundred twenty eight million three hundred thirty three thousand three hundred thirty three (828,333,333) shares of authorized, but theretofore unissued, shares of common stock, par value $0.001 per share, of MTHC (the THC Common Stock , representing 88.75% of the fully diluted outstanding MTHC Common Stock after giving effect to such issuance, not giving effect to the Spinoff (as hereinafter defined). The iTechexpress Shareholders desire to exchange all of their beneficially owned shares of iTechexpress Capital Stock solely for shares of MTHC Common Stock in the amount set forth herein.

      Prior to the date hereof, the respective boards of directors or analogous governing body of each of MTHC and iTechexpress have, and the iTechexpress Shareholders have, approved and adopted this Agreement and it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax-free exchange under Subchapter C of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

      Simultaneously with the execution and delivery and delivery hereof, Macdonald Tudeme and Marguerite Tudeme (collectively, the "Tudemes"), and MTHC are executing and delivering the Agreement, dated as of the date hereof (the "Spinoff Agreement", and, together with the other agreements contemplated thereby and this Agreement, the "Transaction Agreements"), pursuant to, and in accordance with which MTHC shall consummate, among other things, the following transactions (collectively, the "Spinoff"): (A) the transfer of certain operations of MTHC and its subsidiaries to a newly-formed Delaware corporation wholly-owned by MTHC ("Newco"), (B) the acquisition by MTHC from the Tudemes of the outstanding shares of capital stock of MTHC therefrom, (C) the assumption and release by MTHC, its subsidiaries, and (D) the Tudemes of certain liabilities, and the sale to the Tudemes of all of the outstanding capital stock of Newco.

      Simultaneously with the execution and delivery hereof, MTHC is entering into a series of agreements (the "NIR Agreements") with NIR Group and its affiliates (the "NIR Transactions").

      NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:


                            ARTICLE I

                ACQUISITION AND EXCHANGE OF SHARES

      Section 1.01 The Agreement. The parties hereto hereby agree that MTHC shall acquire all of the issued and outstanding shares of iTechexpress Capital Stock solely in exchange for an aggregate of eight hundred twenty eight million three hundred thirty three thousand three hundred thirty three (828,333,333) shares of authorized, but theretofore unissued, shares of MTHC Common Stock, representing 88.75% of the fully diluted outstanding MTHC Common Stock after giving effect to such issuance (but without giving effect to the Spinoff and the NIR Transactions). The parties hereto agree that at the closing of the transactions contemplated by this Agreement (the "Closing"): iTechexpress will become a wholly-owned subsidiary of MTHC subject to the conditions and provisions of Section 1.03 hereof.

      Section 1.02   Exchange of Shares.

      (a) At the Closing and as further provided by this subsection (a), MTHC shall be responsible for delivering to the iTechexpress Shareholders or their designees, stock certificates representing an aggregate of eight hundred twenty eight million three hundred thirty three thousand three hundred thirty three (828,333,333) shares of MTHC Common Stock, representing 88.75% of the fully diluted outstanding MTHC Common Stock giving effect to such issuance (but without giving effect to the Spinoff and the NIR Transactions), in exchange for all of the issued and outstanding shares of iTechexpress Capital Stock, which shares will be delivered to MTHC at the Closing. At the Closing, MTHC shall immediately deliver to the iTechexpress Shareholders or their designees, stock certificates representing an aggregate of two hundred ninety five million (295,000,000) shares of MTHC common stock. The remaining five hundred thirty three million three hundred thirty three thousand three hundred thirty three (533,333,333) shares of MTHC Common Stock shall be delivered as soon as MTHC has available the authorized shares of MTHC Common Stock to deliver such delivery.

      (b)   The shares of MTHC Common Stock to be issued pursuant to paragraph
(a) of this Section 1.02 will be authorized, but theretofore unissued shares of MTHC Common Stock, and will be issued to the iTechexpress Shareholders or as directed thereby as set forth in Schedule 1.02(b) hereof.

      (c) All shares of MTHC Common Stock to be issued hereunder shall be deemed "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and the iTechexpress Shareholders will represent in writing that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of such shares. All shares of MTHC Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under
Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the shares of MTHC Common Stock to be issued hereunder shall bear a restrictive legend in substantially the following form:

            The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.

      Section 1.03 Closing. The Closing will take place at a date and time (the "Closing Date") and place to be mutually agreed upon by the parties hereto, and will be subject to the provisions of Article IV of this Agreement. At the Closing:

      (a) iTechexpress will deliver to MTHC stock certificates or other evidences representing all of the issued and outstanding shares of iTechexpress Capital Stock, duly endorsed, so as to make MTHC the holder thereof, free and clear of all liens, claims and other encumbrances;

      (b) MTHC will deliver to, or at the direction of, the iTechexpress Shareholders, in accordance with Schedule 1.02(b) hereof and Section 1.01 of this Agreement, stock certificates representing an aggregate of two hundred ninety five million (295,000,000) shares of MTHC common stock, which certificates will bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.02(c) above and additionally as soon as practicable following the Closing, MTHC will deliver to, or at the direction of, the iTechexpress Shareholders five hundred thirty three million three hundred thirty three thousand three hundred thirty three (533,333,333) of MTHC Common Stockissued pursuant to Section 3.01(q)

      (c) MTHC will deliver an Officer's Certificate as described in Sections 4.02(a) and 4.02(b) hereof, dated the Closing Date, certifying that all representations, warranties, covenants, and conditions set forth herein by MTHC are true and correct as of, or have been fully performed and complied with by, the Closing Date; and

      (d) iTechexpress will deliver an Officer's Certificate as described in Sections 4.01(a) and 4.01(b) hereof, dated the Closing Date, certifying that all representations, warranties, covenants and conditions set forth herein by iTechexpress are true and correct as of, or have been fully performed and complied with by, the Closing Date;

      Section 1.04 Approval by Board of Directors. In anticipation of this Agreement, the Spinoff Agreement, MTHC has taken all necessary and requisite corporate and other action, including without limitation, actions of the Board of Directors in order to approve this Agreement and all transactions contemplated hereby and in connection herewith.

      Section 1.05 Consummation of Transaction. If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, MTHC will file any additional necessary documents that may be required by the State of Delaware, the United States of America, or otherwise.


                            ARTICLE II

                  REPRESENTATIONS AND WARRANTIES

      Section 2.01 Representations and Warranties of MTHC. MTHC hereby represents and warrants to, and agrees with, iTechexpress and the iTechexpress Shareholders that the statements set forth in this Section 2.01 are true, correct, and complete as of the date of this Agreement, except as otherwise set forth in the corresponding numbered section of the disclosure letter, of even date herewith (and to be delivered to iTechexpress and the iTechexpress Shareholders at or prior to the Closing pursuant to Section 3.01(o)), from MHTC to iTechexpress and the iTechexpress Shareholders(the "MHTC Disclosure Letter"), and except as a result of the Spinoff and the NIR Transactions.

      (a) Organization and Qualification. MTHC has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). MTHC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. MTHC is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.

      (b) Capitalization. The authorized capital stock of MTHC consists of 400,000,000 shares of MTHC Common Stock, of which one hundred five million (105,000,000) shares are outstanding. Each of such outstanding shares of MTHC Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of MTHC or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of MTHC. There is outstanding no security or other instrument convertible into, or exchangeable or exercisable for, capital stock of MTHC.

      (c) Financial Condition. MTHC has filed with the United States Securities and Exchange (the "SEC") true and correct copies of the following: audited balance sheets of MTHC as of December 31, 2002, 2003, and 2004; unaudited balance sheets of MTHC as of June 30, 2004 and 2005; audited statements of income, statements of stockholders' equity, and statements of cash flows of MTHC for the years ended December 31, 2002, 2003, and 2004; and the unaudited statements of income, statements of stockholders' equity, and statements of cash flows of MTHC for the six months ended June 30, 2004 and 2005. Each such balance sheet shall present fairly the financial condition, assets, liabilities, and stockholders' equity of MTHC as of its respective date; each such statement of income and statement of stockholders' equity shall present fairly the results of operations of MTHC for the period indicated; and each such statement of cash flows shall present fairly the information purported to be shown therein. The financial statements referred to in this Section 2.01(c) have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and shall be in accordance with the books and records of MTHC. The financial statements referred to in this Section 2.01(c) contain all certifications and statements required the SEC's Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto. Since June 30, 2005:

            (i) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of MTHC.

            (ii) MTHC has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of MTHC.

            (iii) The operations and businesses of MTHC have been conducted in all respects only in the ordinary course, except as described in the filings made and to be made by MTHC with the SEC and except with respect to the Spinoff Agreement and the agreements contemplated thereby and in connection therewith and the NIR Agreements.

There is no fact known to MTHC which materially adversely affects or in the future (as far as MTHC can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of MTHC; provided, however, that MTHC expresses no opinion as to political or economic matters of general applicability. MTHC has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

      (d) Tax and Other Liabilities. MTHC does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("Taxes"), and liabilities to customers or suppliers, other than the following:

            (i) Liabilities for which full provision has been made on the balance sheet and the notes thereto (the "Last MTHC Balance Sheet") as of June 30, 2005 (the "Last MTHC Balance Sheet Date") referred to in Section 2.01(c); and

            (ii) Other liabilities arising since the Last MTHC Balance Sheet Date and prior to Closing in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of MTHC or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last MTHC Balance Sheet are sufficient for all accrued and unpaid Taxes of MTHC, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last MTHC Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by MTHC will not cause any Taxes to be payable (other than those that may possibly be payable by the iTechexpress Shareholders as a result of the contribution of their shares of iTechexpress Capital Stock to MHTC) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the iTechexpress Shareholders. The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of MTHC for all taxable years up to and including the taxable year ended December 31, 1998. MTHC has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to the iTechexpress Shareholders a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the Last MTHC Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to the iTechexpress Shareholders a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

      (e) Litigation and Claims. Except as described in the MTHC Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best of MTHC's knowledge, threatened, or in prospect (or any basis therefor known to MTHC) with respect to MTHC or any of its businesses, properties, or assets. MTHC is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of MTHC, is any union attempting to represent any employee of MTHC as collective bargaining agent. MTHC is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect on MTHC; nor is MTHC required to take any action in order to avoid such violation or default.

      (f)   Properties.

            (i) MTHC owns no real property. MTHC has good title to all personal properties and assets material to MTHC and used in its businesses or owned by it (except real and other properties and assets material to MTHC as are held pursuant to leases or licenses described in the MTHC Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in the MTHC Disclosure Letter).

            (ii) Set forth in the MTHC Disclosure Letter is a true and complete list of all tangible properties and assets owned by MTHC or leased or licensed by MTHC from or to a third party (including inventory but not including Intangibles (as hereinafter defined)), and with respect to such properties and assets leased or licensed by MTHC from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by MTHC are reflected on the Last MTHC Balance Sheet (except for acquisitions subsequent to the Last MTHC Balance Sheet Date and prior to the Closing Date, which are either noted in the MTHC Disclosure Letter or are approved in writing by iTechexpress). All tangible properties and assets owned by MTHC or leased or licensed by MTHC from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the businesses of MTHC excepted).

            (iii) To the best of MTHC's knowledge, no real property leased or licensed by MTHC from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of MTHC's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which MTHC is now engaged or the businesses in which it contemplates engaging.

            (iv) The properties and assets (including Intangibles (as hereinafter defined)) owned by MTHC (other than those leased or licensed by MTHC to a third party) or leased or licensed by MTHC from a third party constitute all such properties and assets which are necessary to the businesses of MTHC as presently conducted.

            (v) MTHC has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of MTHC. The term "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substance, as defined by 42 U.S.C. 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. 9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. 9601(22).

      (g) Contracts and Other Instruments. The MTHC Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to MTHC. MTHC has furnished to the iTechexpress Shareholders (i) the certificate of incorporation (or other charter document) and by-laws of MTHC and all amendments thereto, as presently in effect, and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in the MTHC Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in the MTHC Disclosure Letter hereto; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in of the MTHC Disclosure Letter. To the best of MTHC's knowledge, neither MTHC nor (to the knowledge of MTHC) any other party to any such material contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of MTHC's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its respective terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither MTHC nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. MTHC enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating. MTHC is not party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or (to the knowledge of MTHC) may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of MTHC. MTHC has not engaged within the last five years in, is not engaging in, and does not intend to engage in any transaction with, and has not had within the last five years, does not now have, and does not intend to have any material contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of MTHC, any director, officer, or employee of MTHC (except for employment agreements listed in the MTHC Disclosure Letter and employment and compensation arrangements described in the MTHC Disclosure Letter), any relative or affiliate of any stockholder of MTHC or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of MTHC, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in the MTHC Disclosure Letter. The stock ledgers and stock transfer books relating to all issuances and transfers of stock by MTHC and the minute book records of MTHC and all proceedings of the stockholders and the Board of Directors and committees thereof of MTHC since their respective incorporations made available to counsel to iTechexpress and the iTechexpress Shareholders are the original stock ledgers and stock transfer books and minute book records of MTHC or exact copies thereof. MTHC is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

      (h)   Employees.

            (i) MTHC does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in the MTHC Disclosure Letter. MTHC has furnished to iTechexpress and the iTechexpress Shareholders: (A) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in the MTHC Disclosure Letter (or true and correct written summaries, so initialed, of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan; (C) the two most recent actuarial valuations with respect to each Pension Plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA; and (D) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan.

            (ii) If any Employee Benefit Plan of MTHC were to be terminated on the day prior to Closing Date, (A) no liability under Title IV of ERISA would be incurred by MTHC or iTechexpress and (B) all Accrued Benefits (as defined in this Section 2.01(h)(ii)) to such day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. For purposes hereof, "Accrued Benefits" shall include the value of disability, pre-retirement, death benefits, and all supplements, subsidized, ancillary, and optional forms of benefits. All Accrued Liabilities (for contributions or otherwise) (as defined in this Section 2.01(h)(ii)) of MTHC as of the Closing Date to each Employee Benefit Plan and with respect to each obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Closing Date and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last MTHC Balance Sheet Date has been disproportionately large compared to prior payments. For purposes hereof, "Accrued Liabilities" shall include a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to, and ends after, the Closing Date, and Accrued Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the Closing Date in such year or period and the denominator of which is the number of days in such year or period, as the case may be.

            (iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of MTHC. There has been no breach of fiduciary duty or responsibility with respect to any Employee Benefit Plan of MTHC. No Employee Benefit Plan of MTHC or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in the MTHC Disclosure Letter. MTHC does not have any formal plan or commitment, whether or not legally binding, to create any additional or modify any existing Employee Benefit Plan or benefit obligation or arrangement described in Section 2.01(h)(i)). Each Employee Benefit Plan of MTHC which is a group health plan within the meaning of Section 5000(b)(1) of the Code is and has been maintained in full compliance with the applicable requirements of
Section 4980B of the Code. Other than the health care continuation requirements of Section 4980B of the Code, MTHC does not have any obligation to provide post-retirement medical benefits or life insurance coverage or any deferred compensation benefits to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or (to the best of MTHC's knowledge) in prospect (or any basis therefor known to MTHC) with respect to any Employee Benefit Plan of MTHC or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan of MTHC or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, which violation or default would have a material adverse effect thereon or decree nor is MTHC, any Employee Benefit Plan of MTHC, or any related trust required to take any action in order to avoid any such violation or default. No event has occurred, or is (to the best of MTHC's knowledge) threatened or about to occur, which would constitute a prohibited transaction under Section 406 of ERISA.

            (iv) Each Pension Plan maintained for the employees of MTHC has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each Pension Plan has been operated in accordance with its terms. No Pension Plan which is subject to Title IV of ERISA has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. No investigation or review by the Internal Revenue Service is currently pending or (to the knowledge of MTHC) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under
Section 501 of the Code. Neither MTHC, nor any organization to which MTHC is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has divested itself of any entity maintaining or with an obligation to contribute to any Pension Plan which had an "amount of unfunded benefit liabilities," as defined in Section 4001(a)(18) of ERISA, at the time of such divestiture. No assessment of any federal taxes with respect to any Employee Benefit Plan of MTHC has been made or (to the knowledge of MTHC) is contemplated against MTHC, or any related trust of any Pension Plan of MTHC, and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code with respect to any Employee Benefit Plan of MTHC. Form 5500's have been timely filed with respect to all Pension Plans of MTHC. No event has occurred or (to the knowledge of MTHC) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of MTHC.

            (v) MTHC does not currently contribute to, and since September 16, 1980 has not effectuated either a complete or partial withdrawal from, any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA.

            (vi) The MTHC Disclosure Letter contains a true and correct statement of the names, relationship with MTHC, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2004 of (A) each director, officer, or other employee of MTHC whose aggregate compensation for the fiscal year ended December 31, 2004 exceeded US$25,000 or whose aggregate compensation presently exceeds the rate of US$25,000 per annum and (B) all sales agents, dealers, or distributors of MTHC. Since December 31, 2004, MTHC has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of MTHC been instituted or amended to increase benefits thereunder. There is no contract, agreement, plan, arrangement, or understanding covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by MTHC by reason of Section 280G of the Code.

            (vii) MTHC has not, since at least December 31, 2003, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) thereof.

      (i) Patents, Trademarks, Et Cetera. MTHC does not own or have pending, and is not licensed or otherwise permitted to use, any material patent, patent application, trademark, trademark application, service mark, copyright, copyright application, franchise, trade secret, computer program (in object or source code or otherwise), or other intangible property or asset (collectively, "Intangibles"), other than as described in the MTHC Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. The MTHC Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to MTHC or which otherwise relate to the businesses of MTHC, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which MTHC owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which MTHC grants the right to use any Intangible; (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than MTHC which relates to the businesses, properties, or assets of MTHC. Except as specified in the MTHC Disclosure Letter, to the knowledge of MTHC: (v) MTHC is the sole and exclusive owner or licensee of, and (other than those exclusively licensed by MTHC to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, MTHC has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) MTHC is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of MTHC as presently conducted or as it contemplates conducting, except such as are so designated in the MTHC Disclosure Letter. Except as described in the MTHC Disclosure Letter, MTHC has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has MTHC been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of MTHC, there is no infringement by others of Intangibles of MTHC. As far as MTHC can reasonably foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of MTHC. All material contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which MTHC is a party, or to which any of its businesses, properties, or assets are subject, are in compliance in all material respects with all laws, rules, regulations, orders, judgments, and decrees binding on MTHC or to which any of its businesses, properties, or assets are subject. MTHC did not register any trademark, tradename or service mark, design, or name used by MTHC to identify its products, businesses, or services. Neither any stockholder of MTHC, any director, officer, or employee of MTHC, any relative or affiliate of any stockholder of MTHC, any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder of MTHC, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of MTHC.

      (j) Questionable Payments. Neither MTHC, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, MTHC, nor any stockholder of MTHC has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

      (k) Authority. MTHC has all requisite power and authority to execute, deliver, and perform each of the Transaction Agreements. All necessary corporate proceedings of MTHC have been duly taken to authorize the execution, delivery, and performance of each of the Transaction Agreements thereby. Each Transaction Agreement has been duly authorized, executed, and delivered by MTHC, constitutes the legal, valid, and binding obligation of MTHC, and is enforceable as to MTHC in accordance with its terms. Except as otherwise set forth in the respective Transaction Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by MTHC for the execution, delivery, or performance of such Transaction Agreement by MTHC. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which MTHC is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of any Transaction Agreement (except such consents referred to in the MTHC Disclosure Letter); and the execution, delivery, and performance of the Transaction Agreements will not (if the consents referred to in the MTHC Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive before any Transaction Agreement was executed under, or create any obligation on the part of MTHC to which it was not subject immediately before such Transaction Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of MTHC, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on MTHC or to which any of its businesses, properties, or assets are subject, which violation or breach would have a material adverse effect on MTHC. Neither MTHC, nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of any Transaction Agreement or the transactions contemplated hereby and in connection herewith.

      (l) Status of Shares of MTHC Common Stock to be Issued. Assuming without investigation that the shares of iTechexpress Capital Stock outstanding on the Closing Date are validly authorized, validly issued, fully paid, and nonassessable, the shares of MTHC Common Stock to be issued pursuant to Section 1.02(a) hereof, and, in any case, the shares of MTHC Common Stock issuable pursuant to Section 3.01(q) hereof, are validly authorized and, when the such shares of MTHC Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of MTHC Common Stock will be validly issued, fully paid, and nonassessable and will not have been issued, owned or held in violation of any preemptive or similar right of stockholder.

      (m) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by MTHC are described in the MTHC Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. MTHC has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against MTHC which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of MTHC or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the assets of MTHC or requiring or recommending any equipment or facilities to be installed on any premises from which the businesses of MTHC is conducted or in connection with any of the respective assets thereof. MTHC does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

      (n)   Trading Matters.  At the date hereof and at the Closing Date:

            (i) the MTHC Common Stock is traded and quoted in the over-the-counter market known as the Over-the-Counter Bulletin Board (the "OTCBB");

            (ii) MTHC has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC;

            (iii) MTHC has not, and shall not have taken any action and is not aware of any circumstances existing prior to the Closing that would jeopardize, the continued quotation of the MTHC Common Stock on the OTCBB.

      (o)   Reorganization.

            (i) MTHC has not taken and has not agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the transactions contemplated by this Agreement from constituting a "reorganization" under section 368(b) of the Code or as an acquisition of in excess of 80% of the stock of a corporation in exchange for property under Section 351 of the Code. MTHC is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from so qualifying.

            (ii) MTHC has no plan or intention to reacquire, and, to MTHC's knowledge, no person related to MTHC within the meaning of Treasury Regulations Section 1.368-1 has a plan or intention to acquire, any of the MTHC Common Stock pursuant to Section 1.02(a) hereof.

      (p) Completeness of Disclosure. No representation or warranty by MTHC in this Agreement contains or, and at the Closing Date will contain, an untrue statement of material fact or omits or, at the Closing Date, will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

      (q)   Periodic Reporting.

            (i) The MTHC Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and MTHC is subject to the periodic reporting requirements of Section 13 of the Exchange Act. MTHC has heretofore provided to iTechexpress and the iTechexpress Shareholders true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act since at least August 8, 2003,as such documents have been amended since the time of the filing thereof (the "MTHC SEC Documents"). The MTHC SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. The financial statements included in the MTHC SEC Documents complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the Commission) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of MTHC as at the dates thereof and the results of its operations and cash flows.

            (ii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. MTHC has delivered to iTechexpress copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To MTHC's knowledge, each director and executive officer thereof has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since August 8, 2003. As used in this Section 2.01(r), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

            (iii) The Chief Executive Officer and the Chief Financial Officer of MTHC have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither MTHC nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

            (iv) MTHC has heretofore has provided iTechexpress complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 and hereby reaffirms, represents and warrants to iTechexpress the matters and statements made in such certificates.

      (r)   Compliance with Law and Government Regulations.

            (i) MTHC is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. MTHC is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

            (ii) Each of MTHC, its directors and its senior financial officers has consulted with MTHC's independent auditors and with MTHC's outside counsel with respect to, and (to the extent applicable to MTHC) is familiar in all material respects with all of the requirements of, Sarbanes-Oxley Act of 2002. MTHC is in compliance with the provisions of such act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of MTHC's independent auditors and outside counsel, respectively, to ensure MTHC's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of such act which shall become applicable thereto after the date hereof.

      (s) Legal Proceedings and History. MTHC hereby represents that, unless otherwise disclosed herein or in the MTHC Disclosure Letter, no officer, director or affiliate of MTHC, has been, within the five years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

      Section 2.02 Representations and Warranties of iTechexpress. iTechexpress and the iTechexpress Shareholders hereby, jointly and severally, represent and warrant to, and agree with, MTHC that the statements set forth in this Section 2.01 are true, correct, and complete as of the date of this Agreement, except as otherwise set forth in the corresponding numbered section of the disclosure letter, of even date herewith (and to be delivered to MTHC at or prior to the Closing as provided in Section 3.02(m)), from iTechexpress and the iTechexpress Shareholders to MTHC (the "iTechexpress Disclosure Letter"):

      (a) Organization and Qualification. iTechexpress owns one hundred percent (100%) of the issued and outstanding shares of SDG, Inc. (the "iTechexpress Subsidiary"). Other than SDG, Inc., iTechexpress owns no subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). The iTechexpress Disclosure Letter correctly sets forth as to iTechexpress and iTechexpress Subsidiary its respective place of incorporation, respective principal place of business, respective jurisdictions in which it is qualified to do business, and the respective businesses which it presently conducts and which it contemplates conducting. Each of iTechexpress and iTechexpress Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the respective businesses in which it is now engaged and the businesses in which it contemplates engaging. Each of iTechexpress and iTechexpress Subsidiary is duly qualified to transact the respective businesses in which it is engaged. Each of iTechexpress and iTechexpress Subsidiary is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its respective businesses makes such qualification necessary.

      (b) Capitalization. The authorized capital stock of iTechexpress consists of twenty five million (25,000,000) shares of common stock, par value $.001 each, of which one million (1,000,000) shares are issued and outstanding. Each of the outstanding shares of iTechexpress Capital Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders and by the owners set forth in the iTechexpress Disclosure Letter, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of iTechexpress Capital Stock or any security or other instrument convertible into, exercisable for, or exchangeable for iTechexpress Capital Stock. There is outstanding no security or other instrument convertible into or exercisable or exchangeable for iTechexpress Capital Stock. Each share of capital stock of iTechexpress Subsidiary is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders and by iTechexpress, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock iTechexpress Subsidiary or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock iTechexpress Subsidiary. There is outstanding no security or other instrument convertible into or exercisable or exchangeable for capital stock of iTechexpress Subsidiary.

      (c) Financial Condition. iTechexpress has delivered to MTHC true and correct copies of the following: balance sheets of iTechexpress as of December 31, 2003, December 31, 2004 and June 30, 2005; and statements of operations of iTechexpress for the years ended December 31, 2003 and December 31, 2004 and for the six months ended June 30, 2005. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of iTechexpress as of its date; each such statement of income and consolidated statement of stockholders' equity presents fairly the results of operations of iTechexpress for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 2.02(c) have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and are in accordance with the books and records of iTechexpress. Since December 31, 2002:

            (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of iTechexpress.

            (ii) iTechexpress has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of iTechexpress.

            (iii) The operations and businesses of iTechexpress have been conducted in all respects only in the ordinary course, except for the transactions contemplated hereby and in connection herewith, or as disclosed in the iTechexpress Disclosure Letter.

            (iv) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of iTechexpress that iTechexpress expects will not be profitable.

            (v) iTechexpress has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to iTechexpress which materially adversely affects or in the future (as far as iTechexpress can reasonably foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of iTechexpress; provided, however, that iTechexpress expresses no opinion as to political or economic matters of general applicability. iTechexpress has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy or completeness thereof. The statement of operations of iTechexpress for the year ending December 31, 2004 shall be audited in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, and shall contain all certifications and statements required the SEC's Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto.

      (d) Tax and Other Liabilities. iTechexpress does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for Taxes, and liabilities to customers or suppliers, other than the following:

            (i) Liabilities for which full provision has been made on the balance sheet (the "Last iTechexpress Balance Sheet") as of June 30. 2005 (the "Last iTechexpress Balance Sheet Date") referred to in Section 2.02(c); and

            (ii) Other liabilities arising since the Last iTechexpress Balance Sheet Date and prior to the Closing Date in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) or in connection with the transactions contemplated hereby or in connection herewith which are not inconsistent with the representations and warranties of iTechexpress or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last iTechexpress Balance Sheet are sufficient for all accrued and unpaid Taxes of iTechexpress, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last iTechexpress Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by iTechexpress will not cause any Taxes to be payable other than by the stockholders of iTechexpress or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the stockholders of iTechexpress. iTechexpress has not been required to file any tax returns by any overseas tax authorities or required to pay any taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable. iTechexpress is not subject to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

      (e) Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or, to the best of iTechexpress's knowledge, in prospect (or any basis therefor known to iTechexpress), with respect to iTechexpress or any of its businesses, properties, or assets. iTechexpress is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of iTechexpress is any union attempting to represent any employee of iTechexpress as collective bargaining agent. iTechexpress is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect upon iTechexpress; nor is iTechexpress required to take any action in order to avoid such violation or default.

      (f)   Properties.

            (i) iTechexpress does not own any legal or equitable interest in any real property. iTechexpress has good title to all other properties and assets material to iTechexpress, used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in the iTechexpress Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in the iTechexpress Disclosure Letter).

            (ii) All accounts and notes receivable reflected on the Last iTechexpress Balance Sheet, or arising since the Last iTechexpress Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 180 days of the date incurred.

            (iii) All production in progress of iTechexpress is usable, in current production and marketable, on a normal basis in the existing film production business of iTechexpress.

            (iv) Set forth in the iTechexpress Disclosure Letter is a true and complete list of the classes of all tangible properties and assets owned by iTechexpress or leased or licensed by iTechexpress from or to a third party (including inventory but not including Intangibles, as defined in Section 2.02(i)), and with respect to such properties and assets leased or licensed by iTechexpress from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by iTechexpress are reflected on the Last iTechexpress Balance Sheet (except for acquisitions subsequent to the Last iTechexpress Balance Sheet Date and prior to the Closing Date which are either noted in the iTechexpress Disclosure Letter or are approved in writing by MTHC). All real and other tangible properties and assets owned by iTechexpress or leased or licensed by iTechexpress from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of iTechexpress excepted).

            (v) To the best of iTechexpress's knowledge, no real property owned by iTechexpress or leased or licensed by iTechexpress from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of iTechexpress's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which iTechexpress is now engaged or the businesses in which it contemplates engaging.

            (vi) The properties and assets (including Intangibles) owned by iTechexpress (other than those leased or licensed by iTechexpress to a third party) or leased or licensed by iTechexpress from a third party constitute all such properties and assets which are necessary to the business of iTechexpress as presently conducted or as it contemplates conducting.

            (vii) iTechexpress has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of iTechexpress.

      (g) Contracts and Other Instruments. The iTechexpress Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to iTechexpress. iTechexpress has furnished to MTHC: (i) the certificate of incorporation and by-laws of iTechexpress (or, in each case, the comparable charter documents, if any, under applicable law) and all amendments thereto, as presently in effect, certified by the Secretary or an authorized signatory of iTechexpress and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in the iTechexpress Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in the iTechexpress Disclosure Letter; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in the iTechexpress Disclosure Letter. Except as set forth in the iTechexpress Disclosure Letter, iTechexpress is not party to any employment agreement with any employee thereof. To the best of iTechexpress's knowledge, none of iTechexpress or any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of iTechexpress's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; none of iTechexpress or any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. iTechexpress enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. iTechexpress is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the best of iTechexpress's knowledge, may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of iTechexpress and, following the consummation of the transactions contemplated hereby, MTHC. iTechexpress has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of iTechexpress, any director, officer, or employee of iTechexpress (except for employment agreements listed in the iTechexpress Disclosure Letter and employment and compensation arrangements described in the iTechexpress Disclosure Letter), any relative or affiliate of any stockholder of iTechexpress, any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of iTechexpress, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in the iTechexpress Disclosure Letter. The stock ledgers and stock transfer books and the minute book records of iTechexpress relating to all issuances and transfers of stock by iTechexpress and all proceedings of the stockholders and the Board of Directors and committees thereof of iTechexpress since its incorporation made available to MTHC are the original stock ledgers and stock transfer books and minute book records of iTechexpress or exact copies thereof. iTechexpress is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation or by-laws (or the comparable charter document, if any, under applicable law).

      (h)   Employees.

            (i) iTechexpress does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in the iTechexpress Disclosure Letter. iTechexpress has furnished to MTHC true and correct copies, of all documents evidencing plans, obligations, or arrangements referred to in the iTechexpress Disclosure Letter (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans.

            (ii) The iTechexpress Disclosure Letter contains a true and correct statement of the names, relationship with iTechexpress, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2004 of (A) each director, officer, or other employee of iTechexpress whose aggregate compensation for the fiscal year ended December 31, 2004 exceeded $25,000 or whose aggregate compensation presently exceeds the rate of $25,000 per annum and (B) all sales agents, dealers, or distributors of iTechexpress. Since December 31, 2004, iTechexpress has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of iTechexpress been instituted or amended to increase benefits thereunder.

      (i) Patents, Trademarks, Et Cetera. iTechexpress does not own or have pending, and is not licensed or otherwise permitted to use, any material Intangible, other than as described in the iTechexpress Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. The iTechexpress Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to iTechexpress or which otherwise relate to the businesses of iTechexpress, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which iTechexpress owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which iTechexpress grants the right to use any Intangible; and (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than iTechexpress which relates to the businesses, properties, or assets of iTechexpress. Except as specified in the iTechexpress Disclosure Letter: (v) iTechexpress is the sole and exclusive owner or licensee of, and (other than those licensed by iTechexpress to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, iTechexpress has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) iTechexpress is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of iTechexpress as presently conducted or as it contemplates conducting, except such as are so designated in the iTechexpress Disclosure Letter. iTechexpress has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has iTechexpress been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of iTechexpress, there is no infringement by others of Intangibles of iTechexpress. As far as iTechexpress can foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of iTechexpress. All contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which iTechexpress is a party, or to which any of its businesses, properties, or assets are subject, are in compliance with all laws, rules, regulations, orders, judgments, and decrees binding on iTechexpress or to which any of its businesses, properties, or assets are subject. There is no trademark, tradename or service mark used by iTechexpress to identify, respectively, its products, businesses, or services. Neither the iTechexpress Shareholders, any director, officer, or employee of iTechexpress, any relative or affiliate of the iTechexpress Shareholders or any such director, officer, or employee, nor any other corporation or enterprise in which the iTechexpress Shareholders, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of iTechexpress.

      (j) Questionable Payments. Neither iTechexpress, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, iTechexpress, nor the iTechexpress Shareholders, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

      (k) Authority. iTechexpress has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of iTechexpress have been duly taken to authorize the execution, delivery, and performance of this Agreement by iTechexpress. This Agreement has been duly authorized, executed, and delivered by iTechexpress, constitutes the legal, valid, and binding obligation of iTechexpress, and is enforceable as to iTechexpress in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by iTechexpress for the execution, delivery, or performance of this Agreement by iTechexpress. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which iTechexpress is a party, or to which its or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in the iTechexpress Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in the iTechexpress Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of iTechexpress or MTHC to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of iTechexpress (or the comparable charter documents, if any, under applicable law), or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on iTechexpress or to which any of its businesses, properties, or assets are subject. Except as set forth in Section J of the iTechexpress Disclosure Letter, neither iTechexpress nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the other transactions contemplated hereby and in connection herewith.

      (l) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by iTechexpress are described in the iTechexpress Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. A full and complete copy of each such insurance policy has been provided to MTHC, and such policies are summarized in the iTechexpress Disclosure Letter. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. iTechexpress have not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against iTechexpress which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of iTechexpress or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the respective assets of iTechexpress or requiring or recommending any equipment or facilities to be installed on any premises from which the respective businesses of iTechexpress is conducted or in connection with any of the respective assets thereof. iTechexpress does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the respective businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

      (m) Business Conducted in No Other Name. Subject to the next sentence, all business of iTechexpress has been conducted in its and for their benefit and there are no parties related or affiliated with iTechexpress, either directly or indirectly, which are competing for the business of iTechexpress. iTechexpress conducts business in the following name: iTechexpress, Inc.

      (n) Customers and Suppliers. There has been no termination or cancellation of any relationship between iTechexpress and any material supplier, or any customer or group of customers which, individually or in the aggregate, represented more than five (5%) percent of the gross revenues of iTechexpress taken as a whole during the six months ended June 30, 2005, nor is there any reason to believe that any such terminations or cancellations of such magnitudes are pending or threatened.

      (o) Completeness of Disclosure. No representation or warranty by iTechexpress in this Agreement contains, or at the Closing Date will contain, an untrue statement of material fact or omits or at the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

      (p) Compliance with Law and Government Regulations. iTechexpress is in compliance in all material respects with, and is not in violation of, applicable local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. iTechexpress is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

      Section 2.03 Representations and Warranties of the iTechexpress Shareholders. The iTechexpress Shareholders hereby represents and warrants to, and agrees with, MTHC as follows:

      (a) Representations and Warranties of iTechexpress. To the knowledge of the iTechexpress Shareholders, the representations and warranties of iTechexpress set forth in Section 2.02 hereof are true and correct in all material respects. Nothing has come to the attention of the iTechexpress Shareholders that would lead the iTechexpress Shareholders to believe that any representation or warranty of iTechexpress set forth on Section 2.02 hereof is untrue or incorrect in any material respect.

      (b) Authority. iTechexpress and the iTechexpress Shareholders have each approved this Agreement and duly authorized the execution and delivery hereof. The iTechexpress Shareholders have full power and authority to execute, deliver, and perform this Agreement and the transactions contemplated hereby and in connection herewith. The iTechexpress Shareholders have reached the age of majority under applicable law.

      (c) Ownership of Shares. The iTechexpress Shareholders own beneficially all of the shares of iTechexpress Capital Stock. The iTechexpress Shareholders have full power and authority to transfer such shares of iTechexpress Capital Stock to MTHC under, pursuant to, and in accordance with, this Agreement, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights of stockholders.

      (d)   Investment Representations and Covenants.

            (i) The iTechexpress Shareholders represent that they are acquiring the shares of MTHC Common Stock to be issued pursuant to Section 1.02(a) hereof for their own accounts and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. The iTechexpress Shareholders shall not dispose of any part or all of such shares of MTHC Common Stock in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the SEC and all applicable provisions of state securities laws and regulations.

            (ii) The certificate or certificates representing the shares of MTHC Common Stock shall bear a legend in substantially the form set forth in
Section 1.02(c) hereof.

            (iii) The iTechexpress Shareholders acknowledge being informed that the shares of MTHC Common Stock to be issued pursuant to Section 1.02(a) hereof shall be unregistered, shall be "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available. The iTechexpress Shareholders further acknowledge that MTHC does not have an obligation to currently register such securities for the account of iTechexpress Shareholders.

            (iv) The iTechexpress Shareholders acknowledge that they have been afforded access to all material information which they have requested relevant to their decision to acquire the shares of MTHC Common Stock and to ask questions of MTHC's management and that, except as set forth herein, neither MTHC nor anyone acting on behalf of MTHC has made any representations or warranties to the iTechexpress Shareholders which have induced, persuaded, or stimulated the iTechexpress Shareholders to acquire such shares of MTHC Common Stock.

            (v) Either alone, or together with their investment advisor(s), the iTechexpress Shareholders have the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the shares of MTHC Common Stock, and the iTechexpress Shareholders are and will be able to bear the economic risk of the investment in such shares of MTHC Common Stock.


                           ARTICLE III

                            COVENANTS

      Section 3.01 Covenants of MTHC. MTHC covenants and agrees that, after the date hereof and through the earlier of the Closing or the date of the termination of this Agreement pursuant to Article IV hereof (the earlier of such times, the "Release Time"), (i) unless iTechexpress will otherwise approve in writing, which approval will not be unreasonably withheld, (ii) or except as expressly authorized or required by the terms of this Agreement:

      (a)   (i)   Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by MTHC in respect of the outstanding shares of MTHC Common Stock.

            (ii) Until the Release Time, no share of capital stock of MTHC or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by MTHC.

            (iii) Until the Release Time, MTHC shall not issue any debt securities, nor any right to subscribe to or purchase any debt security, nor shall MTCH incur any additional indebtedness, except for the purpose of meeting payroll, consulting fees pursuant to consulting agreements in force as of the date hereof, reasonable legal fees, utilities, rent, _incidental office expenses, and reasonable expenses incurred in connection with the transactions contemplated by the Transaction Agreements.

      (b) Until the Release Time, MTHC will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of iTechexpress and the iTechexpress Shareholders free and full access to the plants, properties, books, and records of MTHC. MTHC will permit them to make extracts from and copies of such books and records, and will from time to time furnish iTechexpress and the iTechexpress Shareholders with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of MTHC as iTechexpress or the iTechexpress Shareholders from time to time may request. Until the Release Time, MTHC will cause the independent certified public accountants of MTHC to make available to iTechexpress, its independent certified public accountants, and the iTechexpress Shareholders, the work papers relating to the audits of MTHC referred to in Section 2.01(c) of this Agreement.

      (c) Until the Release Time, MTHC will conduct its affairs, so that on the Closing Date, no representation or warranty of MTHC will be inaccurate, no covenant or agreement of MTHC will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of MTHC. Except as otherwise consented to by iTechexpress in writing, until the Release Time, MTHC will conduct its affairs in all respects only in the ordinary course, except in connection with the Spinoff.

      (d) Until the Release Time, MTHC will immediately advise iTechexpress in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or in the MTHC Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

      (e) MTHC shall use its commercially reasonable efforts to insure that all confidential information which MTHC or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of iTechexpress, any affiliate of iTechexpress, or any customer or supplier of iTechexpress or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity without the prior written consent of iTechexpress, which written consent shall not be unreasonably withheld; provided, however, that the restrictions of this sentence shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iii) to the extent the information shall have otherwise become publicly available. MTHC shall, and shall cause all other such persons and entities to, deliver to iTechexpress all tangible evidence of the confidential information relating to iTechexpress, any affiliate of iTechexpress, or (insofar as such confidential information was provided by, or on behalf of, iTechexpress, or any such affiliate of iTechexpress) any customer or supplier of any of them or any such affiliate to which the restrictions of the foregoing sentence apply immediately after the termination of this Agreement pursuant to Article IV or V hereof.

      (f) Before MTHC releases any information concerning this Agreement or any of the other transactions contemplated hereby or in connection herewith which is intended for or may result in public dissemination thereof, MTHC shall cooperate with iTechexpress, shall furnish drafts of all documents or proposed oral statements to iTechexpress for comment, and shall not release any such information without the written consent of iTechexpress. Nothing contained herein shall prevent MTHC from releasing any information if required to do so by law.

      (g) MTHC shall not make any agreement or reach any understanding not approved in writing by iTechexpress as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

      (h) MTHC shall promptly prepare all required or, in the reasonable opinion of the parties hereto, appropriate Periodic Reports (as hereinafter defined) and other regulatory filings relating to the Transaction Agreements and the transactions contemplated hereby and thereby and in connection herewith and therewith. MTHC shall furnish or cause to be furnished, for inclusion in the Periodic Reports, such information about MTHC, and MTHC's security holders as may be required or as may be reasonably requested by iTechexpress, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. MTHC represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. MTHC shall take any action required to be taken by it under state "blue-sky," securities, or take-over laws in connection with the issuance of MTHC Common Stock pursuant to the transactions contemplated hereby and in connection herewith. The filings made by MTHC within the past four years with the SEC were, if filed under the Exchange Act, prepared in accordance with the then existing requirements of the Exchange Act and the rules and regulations thereunder and, if filed under the Securities Act, prepared in accordance with the then existing requirements of the Securities Act and the rules and regulations thereunder. Such filings when filed, and the press releases and other public statements MTHC has made subsequent to the last such filing when considered together with such filings, did not at the time of filing or issuance of the press releases or other public statements, as the case may be, and (with respect to the press releases and other public statements, when considered together with such filings) do not now (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

      (i) If, prior to the Release Time, MTHC Common Stock shall be recapitalized or reclassified or MTHC shall effect any stock dividend, stock split, or reverse stock split of MTHC Common Stock, then the shares of MTHC Common Stock to be delivered under this Agreement or upon exercise, conversion, or exchange of any security to be delivered under this Agreement or assumed by MTHC as contemplated by this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of such shares of MTHC Common Stock or such other security would have been entitled to receive had such stock or such other security been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

      (j) MTHC shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.

      (k) Until the Release Time, MTHC shall not, and shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of MTHC, directly or indirectly, to contemplate or enter into any transaction the effect of which may be to prohibit, restrict, or delay the consummation of the transactions contemplated by this Agreement or impair the contemplated benefits to MTHC's stockholders of the transactions contemplated by this Agreement.

      (l)   (i)   Following the consummation of the transactions contemplated hereby and in connection herewith, MTHC will cause iTechexpress to continue its historic business or to use a significant portion of iTechexpress's historic business assets in a business, in each case within the meaning of section 1.368-1(d) of the Treasury Regulations, assuming that the assets of, and the business conducted by, iTechexpress at the Closing Date constitute iTechexpress's historic business assets and historic business, respectively.

            (ii) Following the consummation of the transactions contemplated hereby and in connection herewith, MTHC will not permit iTechexpress to issue additional shares that would result in MTHC losing control of iTechexpress within the meaning of section 368(c) of the Code.

      (m) Effective at the Closing, the Board of Directors of MTHC shall take all required corporate action to cause the Board of Directors of MTHC to consist of four members, two of which shall be appointed by iTechexpress, and MTHC hereby agrees that number of directors constituting the Board of Directors shall not be increased or decreased, and there shall be formed no committee of the Board of Directors, until the consummation of the Spinoff. Macdonald Tudeme shall continue to serve as Chairman of the Board of Directors and Chief Executive Officer of MTHC until the later of (i) the filing with the Securities and Exchange Commission of the quarterly report on Form 10-Q for the nine months ended September 30, 2005 and (ii) the consummation of the Spinoff.

      (n) On or prior to the Closing Date, MTHC shall deliver to iTechexpress and the iTechexpress Shareholders the completed MTHC Disclosure Letter, which letter shall be correct and complete in all material respects.

      (o) Upon the closing of the transactions contemplated hereby, MTHC shall enter into a revised financing arrangement with NIR Group and its affiliates in form and substance satisfactory to each of MTHC and iTechexpress.

      (q) At the Closing, MTHC shall immediately deliver to the iTechexpress Shareholders or their designees, stock certificates representing an aggregate of two hundred ninety five million (295,000,000) shares of MTHC common stock. The remaining five hundred thirty three million three hundred thirty three thousand three hundred thirty three (533,333,333) shares of MTHC Common Stock shall be delivered as soon as MTHC has available the authorized shares of MTHC Common Stock to deliver such delivery.

      Section 3.02 Covenants of iTechexpress. iTechexpress covenants and agrees that, after the date hereof and through the Release Time, unless MTHC will otherwise approve in writing, which approval will not be unreasonably withheld:

      (a) Until the Release Time, no amendment will be made in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) of iTechexpress.

      (b) Until the Release Time, no share of iTechexpress Capital Stock, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by iTechexpress, otherwise than as contemplated by, or in connection with, this Agreement.

      (c) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by iTechexpress in respect of the outstanding shares of iTechexpress Capital Stock. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by iTechexpress of shares of iTechexpress Capital Stock.

      (d) Until the Release Time, except in the ordinary course of its business, iTechexpress shall not, without MTHC's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, borrow money, guarantee the borrowing of money, engage in any transaction, or enter into any material agreement other than in connection with the transactions contemplated hereby or in connection herewith or otherwise pursuant to any currently outstanding credit line of iTechexpress. For purposes of this Agreement, references to "material", as well as correlative terms (e.g., materially, materiality, etc.), shall be deemed to refer to amounts of US$50,000 or more or effects or consequences of US$50,000 or more.

      (e) Until the Release Time, iTechexpress will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of MTHC and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of iTechexpress, will permit them to make extracts from and copies of such books and records, and will from time to time furnish MTHC with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of iTechexpress as MTHC from time to time may request. Until the Release Time, iTechexpress will cause the independent certified public accountants of iTechexpress to make available to MTHC and its independent certified public accountants the work papers relating to the audits of iTechexpress referred to in Section 2.02(c) of this Agreement.

      (f) Until the Release Time, iTechexpress will conduct its affairs so that at the Closing, no representation or warranty of iTechexpress will be inaccurate in any material respect, no covenant or agreement of iTechexpress will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of iTechexpress. Except as otherwise consented to by MTHC in writing, until the Release Time, iTechexpress will use its best efforts to preserve the business operations of iTechexpress intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of iTechexpress, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, iTechexpress will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.

      (g) Until the Release Time, iTechexpress will immediately advise MTHC in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the iTechexpress Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

      (h) iTechexpress shall use its commercially reasonable efforts to insure that all confidential information which iTechexpress or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of MTHC, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of iTechexpress; provided, however, that the restrictions of this sentence shall not apply (A) after this Agreement is terminated pursuant to Article IV or V hereof or otherwise, (B) as may otherwise be required by law, (C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.

      (i) Before iTechexpress releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, iTechexpress shall cooperate with MTHC, shall furnish drafts of all documents or proposed oral statements to MTHC for comment, and shall not release any such information without the written consent of MTHC, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent iTechexpress from releasing any information if required to do so by law.

      (j) iTechexpress shall not make any agreement or reach any understanding not approved in writing by MTHC as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

      (k) iTechexpress shall furnish, or cause to be furnished, for inclusion in the periodic and other reports of MTHC on Forms 8-K, 10-QSB, 10-KSB, 14A, 14C, 14F-1, or otherwise (such periodic and other reports, together with all financial statements, exhibits, amendments, and supplements thereto, in the form filed by MTHC with the SEC being hereinafter referred to as the "Periodic Reports"), to be filed pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or for inclusion in MTHC's filings under state "blue-sky," securities, or take-over laws, such information about iTechexpress or the iTechexpress Shareholders as may be required or as may be reasonably requested by MTHC, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. iTechexpress represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

      (l) iTechexpress shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.

      (m) On or prior to the Closing Date, iTechexpress and the iTechexpress Shareholders shall deliver to MTHC the completed iTechexpress Disclosure Letter, which letter shall be correct and complete in all material respects. Following the Closing, iTechexpress shall cause the consolidated financial statements of iTechexpress described in Section 2.02(c) hereof and any subsequent financial statements to be audited in accordance with generally accepted accounting principles in the United States, consistently applied, by an auditor reasonably satisfactory to MTHC. The financial statements referred to in Section 2.02(c) as so audited shall contain all certifications and statements required the SEC's Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto and shall be consistent in all material respects with the unaudited financial statements delivered to MTHC pursuant to Section 2.02(c).

      Section 3.03 Covenants of the iTechexpress Shareholders. The iTechexpress Shareholders covenant and agree that, after the date hereof and through the Release Time, unless MTHC will otherwise approve in writing, which approval will not be unreasonably withheld, as follows:

      (a) The iTechexpress Shareholders will use best efforts to cause iTechexpress to perform each covenant thereof set forth herein on a timely basis.

      (b) Until the earlier of the Release Time, the iTechexpress Shareholders shall take no action the result of which shall be to cause iTechexpress to make any amendment in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) thereof.

      (c) Before the iTechexpress Shareholders release any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, the iTechexpress Shareholders shall cooperate with MTHC, shall furnish drafts of all documents or proposed oral statements to MTHC for comment, and shall not release any such information without the written consent of MTHC, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent the iTechexpress Shareholders from releasing any information if required to do so by law.

      (d) The iTechexpress Shareholders shall furnish, or cause to be furnished, for inclusion in the Periodic Reports to be filed pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or for inclusion in MTHC's filings under state "blue-sky," securities, or take-over laws, such information about iTechexpress or the iTechexpress Shareholders as may be required or as may be reasonably requested by MTHC, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. The iTechexpress Shareholders represent and warrant that the information in writing that they have furnished to date regarding themselves, taken as a whole, do not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

      (e) Prior to the consummation of the Spinoff, the iTechexpress Shareholders shall take no action the result of which would be to remove from the Board of Directors of MTHC the two members thereof at the date hereof (the "Existing MTHC Directors") or to remove Macdonald Tudeme from the positions of Chairman of the Board of Directors and Chief Executive Officer of MTHC, and shall agree to vote the shares of MTHC Common Stock to be received thereby at the Closing in favor of the Existing MTHC Directors.


                            ARTICLE IV

             CONDITIONS; ABANDONMENT AND TERMINATION

      Section 4.01 Right of MTHC to Abandon. MTHC's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

      (a) All representations and warranties of iTechexpress and the iTechexpress Shareholders contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by iTechexpress or the iTechexpress Shareholders, as applicable, and regardless of knowledge or lack thereof on the part of iTechexpress or the iTechexpress Shareholders (as applicable) or changes beyond its control; as of the Closing Date, iTechexpress and the iTechexpress Shareholders shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before the Closing Date, respectively, by this Agreement; and MTHC shall have received a certificate executed by the chief executive officer and the chief financial officer of iTechexpress and the iTechexpress Shareholders, dated the Closing Date, to that effect.

      (b) MTHC shall have received at the Closing Date certificates executed by the chief executive officer and the chief financial officer of iTechexpress and by the iTechexpress Shareholders as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge, (i) neither the Periodic Reports, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, iTechexpress or the iTechexpress security holder, (ii) since the date hereof, no event with respect to iTechexpress or the iTechexpress security holder has occurred which should have been set forth in an amendment to any Periodic Report, or a supplement to any Periodic Report which has not been set forth in such an amendment or supplement, and (iii) any contract, agreement, instrument, lease, or license regarding iTechexpress required to be filed as an exhibit to any Periodic Report has been filed with the SEC as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report.

      (c) iTechexpress and the iTechexpress Shareholders shall have delivered to MTHC at or prior to the Closing Date such other documents (including certificates of officers of iTechexpress) as MTHC may reasonably request in order to enable MTHC to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

      (d) All actions, proceedings, instruments, and documents required by iTechexpress and the iTechexpress Shareholders to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to MTHC, and iTechexpress and the iTechexpress Shareholders shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

      (e) At the Closing, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

      (f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of MTHC, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of iTechexpress or MTHC to consummate the transactions contemplated by this Agreement beyond January 31, 2006, (iii) requires the divestiture by MTHC of a material portion of the business of either MTHC or of iTechexpress, (iv) imposes material limitations on the ability of MTHC effectively to exercise full rights of ownership of shares of iTechexpress including the right to vote such shares on all matters properly presented to the iTechexpress Shareholders, or (v) otherwise prohibits, restricts, or delays consummation of the transactions contemplated by this Agreement or impairs the contemplated benefits to MTHC of this Agreement or any of the other transactions contemplated by this Agreement.

      (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over MTHC or iTechexpress or the subject matter of this Agreement.

      (h) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

      (i) There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of iTechexpress since the date hereof.

      (j) MTHC shall conduct a due diligence review of iTechexpress and the iTechexpress Shareholders, including, without limitation, a review of the iTechexpress Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and shall be reasonably satisfied with the result of such review.

      (k) Within 10 days following the Closing the Board of Directors of MTHC shall approve, and within 30 days following the Closing, MTHC and Macdonald Tudeme ("Tudeme") shall effectuate, the sale to Tudeme of all of the outstanding capital stock of Newco in exchange for all MTHC Common Stock held beneficially or of record by Tudeme.

      Section 4.02 Right of iTechexpress and the iTechexpress Shareholders to Abandon. By the election of the iTechexpress Shareholders, the iTechexpress Shareholders or, otherwise, iTechexpress's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

      (a) All representations and warranties of MTHC contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by MTHC and regardless of knowledge or lack thereof on the part of MTHC or changes beyond its control; as of the Closing Date, MTHC shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Closing Date by this Agreement; and iTechexpress shall have received certificates executed by the chief executive officer and the chief financial officer of MTHC, dated the Closing Date, to that effect.

      (b) iTechexpress shall have received at the Closing, certificates executed by the chief executive officer and the chief financial officer of MTHC, dated as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge, (i) neither any Periodic Report, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, MTHC or any MTHC security holder, (ii) since the date of the filing of any Periodic Report, no event with respect to MTHC or any MTHC security holder has occurred which should have been set forth in an amendment or a supplement to such Periodic Report which has not been set forth in such an amendment or supplement, (iii) any contract, agreement, instrument, lease, or license regarding MTHC required to be filed as an exhibit to any Periodic Report has been filed as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report, and (iv) to the effect of clause (k) of this Section 4.02.

      (c) MTHC shall have delivered to iTechexpress and the iTechexpress Shareholders at or prior to the Closing such other documents (including certificates of officers of MTHC) as iTechexpress and the iTechexpress Shareholders may reasonably request in order to enable iTechexpress and the iTechexpress Shareholders to determine whether the conditions to MTHC's obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

      (d) All actions, proceedings, instruments, and documents required by MTHC to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to iTechexpress and the iTechexpress Shareholders, and MTHC shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

      (e) At the Closing Date, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

      (f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of iTechexpress or the iTechexpress Shareholders, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of MTHC or iTechexpress to consummate any of the transactions contemplated by this Agreement beyond January 31, 2006, or (iii) otherwise prohibits, restricts, or delays consummation of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the iTechexpress Shareholders of this Agreement or any of the transactions contemplated by this Agreement.

      (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over MTHC or iTechexpress or the subject matter of this Agreement.

      (h) At or prior to the Closing Date, MTHC shall have made all filings, and taken all actions, necessary to comply with all reporting requirements under federal and state securities laws (including without limitation, applicable "blue-sky" laws with regard to the issuance of MTHC Common Stock as contemplated by this Agreement) other than the filing of Form D up to 15 days following the Closing. Without limiting the generality of the foregoing, any prescribed periods within which a "blue sky" or securities law administrator may disallow MTHC's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Closing Date.

      (i) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

      (j) iTechexpress and the iTechexpress Shareholders shall conduct a due diligence review of MTHC, including, without limitation, a review of the MTHC Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and same shall be satisfactory in the reasonable opinion of iTechexpress and the iTechexpress Shareholders.

      (k) At the Closing Date, MTHC shall have no assets and no liabilities, determined in accordance with generally accepted accounting principles in effect in the United States applied on a basis consistent with that of the financial statements of MTHC hereinabove referenced.

      (l) Within 10 days following the Closing the Board of Directors of MTHC shall approve, and within 30 days following the Closing, MTHC and Tudeme shall effectuate, the sale to Tudeme of all of the outstanding capital stock of Newco in exchange for all MTHC Common Stock held beneficially or of record by Tudeme.

      Section 4.03   Optional Abandonment.  In addition to the provisions of
Section 4.01 and Section 4.02 above, the transactions contemplated by this Agreement may be abandoned or terminated at or before the Closing notwithstanding adoption and approval of this Agreement and the transactions contemplated hereby by the stockholders of the parties hereto:

      (a) by mutual agreement of the Boards of Directors of MTHC and iTechexpress;

      (b) at the option of MTHC's Board of Directors or iTechexpress's Board of Directors, if the Closing Date shall not have occurred on or before January 31, 2006;

      (c) at the option of MTHC's Board of Directors, if facts exist which render impossible compliance with one or more of the conditions set forth in
Section 4.01 and such are not waived by MTHC; and

      (d) at the option of iTechexpress's Board of Directors or by the election of the iTechexpress Shareholders if facts exist which render impossible compliance with one or more of the conditions set forth in Section
4.02 and such are not waived by iTechexpress.

      Section 4.04   Effect of Abandonment.     If the transactions
contemplated by this Agreement are abandoned or terminated as provided for in this Article IV, except for Sections 3.01(e), 3.02(h), 4.01, 4.02 and 4.03, this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof; provided, however, that nothing in this Section 4.04 shall release MTHC or iTechexpress or any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof from liability for a willful failure to carry out its respective obligations under this Agreement.


                            ARTICLE V

                          MISCELLANEOUS

      Section 5.01 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

      Section 5.02 Brokers and Finders. Each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except as may be otherwise set forth herein or by separate document.

      Section 5.03 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of MTHC or iTechexpress, as the case may be, or the relevant iTechexpress Shareholders or iTechexpress Shareholders will take all such necessary action.

      Section 5.04 Extension of Time; Waivers. At any time prior to the Closing Date:

      (a) MTHC may (i) extend the time for the performance of any of the obligations or other acts of iTechexpress or any iTechexpress Shareholders or iTechexpress Shareholders, (ii) waive any inaccuracies in the representations and warranties of iTechexpress or any iTechexpress Shareholders or iTechexpress Shareholders, or contained herein or in any document delivered pursuant hereto by iTechexpress or any iTechexpress Shareholders or iTechexpress Shareholders, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by iTechexpress or any iTechexpress Shareholders or iTechexpress Shareholders. Any agreement on the part of MTHC to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of MTHC.

      (b) iTechexpress and the iTechexpress Shareholders (by action of the iTechexpress Shareholders), may (i) extend the time for the performance of any of the obligations or other acts of MTHC, (ii) waive any inaccuracies in the representations and warranties of MTHC contained herein or in any document delivered pursuant hereto by MTHC and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by MTHC. Any agreement on the part of iTechexpress and to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of iTechexpress.

      Section 5.05 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method if mailed from or to a location outside of the United States or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the introductory paragraph to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5.05. Any notice to MTHC or to iTechexpress shall be addressed to the attention of the Corporate Secretary. A copy of any and all notices to iTechexpress or any iTechexpress Shareholder shall be delivered in accordance with this section to August Law Group, P.C., The Atrium Building, 19200 Von Karman Ave., Suite 500, Irvine, California 92612, Attn: Kenneth S. August, Esq. A copy of any and all notices to MTHC shall be delivered in accordance with this section to Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, Attention: Robert Steven Brown, Esq. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section
5.05 shall be deemed given at the time of receipt thereof.

      Section 5.06 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

      Section 5.07 Counterpart. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

      Section 5.08 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      Section 5.09 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

      Section 5.10    Governing Law & Venue.

      (a) This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of New York.

      (b) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEW YORK IN ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT THAT SITS IN THE COUNTY OF NEW YORK, AND ACCORDINGLY, EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.05. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      (c) EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10(c).

      Section 5.11 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the shares of MTHC Common Stock to be issued hereunder at the Closing for a period of one year after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

      Section 5.12 Assignability. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

      Section 5.13 Amendment. This Agreement may be amended with the approval of the iTechexpress Shareholders and the boards of directors of each of MTHC and iTechexpress at any time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

             [REMAINDER OF PAGE INTENTIONALLY BLANK]


      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

                                      MT ULTIMATE HEALTHCARE CORP.


                                        /s/ MacDonald Tudeme
                                    By____________________________
                                      Name:
                                      Title: President
Attest:

/s/ M. Tudeme
______________________________
Name:
Title:  Secretary


                                      ITECHEXPRESS, INC.


                                       /s/ David Walters
                                    By____________________________
                                      Name: David Walters
                                      Title: Ex. Vice President
Attest:

/s/ Keith Moore
______________________________
Name:   Keith Moore
Title:  Secretary


                                      ITECHEXPRESS SHAREHOLDERS:


                                        /s/ David Walters
                                      ______________________________
                                      Name: David Walters

                                        /s/ Lily Lee
                                      ______________________________
                                      Name: Lily Lee
                                      For MEL Enterprises, Ltd


                            SCHEDULE A



MEL Enterprises, Ltd.
Monarch Bay Capital Group, LLC




                         Schedule 1.02(b)

At Closing

MEL Enterprises, Ltd.                  147,500,000
Monarch Bay Capital Group, LLC         147,500,000

To be delivered as soon as MTHC has available the authorized shares of MTHC Common Stock to deliver such delivery

MEL Enterprises, Ltd.                  266,666,667
Monarch Bay Capital Group, LLC         266,666,667